                                                             Rule 424(b)(3)
                                                             File No. 333-77041

                                 CALIFORNIA ONLY


        SUPPLEMENT DATED OCTOBER 8, 1999 TO PROSPECTUS DATED MAY 1, 1999

                              MFS REGATTA PLATINUM
                     COMBINATION FIXED AND VARIABLE ANNUITY

              ISSUED BY SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)






     Effective October 8, 1999, no Market Value Adjustment will apply to MFS Regatta Platinum Annuity Contracts issued in the state of California on or after that date.



THIS SUPPLEMENT IS NOT VALID UNLESS ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS FOR THE MFS REGATTA PLATINUM FIXED AND VARIABLE ANNUITY, DATED MAY 1, 1999 AND SUPPLEMENTED SEPTEMBER 13, 1999, AND THE MFS/SUN LIFE SERIES TRUST PROSPECTUS DATED MAY 1, 1999. ALL PROSPECTUSES AND SUPPLEMENTS SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.



CA SUPP 10/99

                                                             Rule 424(b)(3)
                                                             File No. 333-77041

                      CALIFORNIA, MARYLAND, AND TEXAS ONLY


        SUPPLEMENT DATED OCTOBER 8, 1999 TO PROSPECTUS DATED MAY 1, 1999

                                MFS REGATTA GOLD
                            VARIABLE AND FIXED ANNUITY

              ISSUED BY SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)



     For all MFS Regatta Gold Variable and Fixed Annuity Contracts issued in California, Maryland, or Texas, on or after October 8, 1999, the following modifications are made to the Profile and the Prospectus for the MFS Regatta Gold Variable and Fixed Annuity, both dated May 1, 1999, and supplemented September 13, 1999:

1. The first sentence in Section 3, "Purchasing a Contract" of the Profile is amended by deleting the sentence in its entirety and replacing it with the following sentence:

     "You may purchase a Contract for $10,000 or more, under most circumstances."

2. The first sentence under the sub-heading "Amount and Frequency of Purchase Payments" on page 12 of the Prospectus is amended by deleting the sentence in its entirety and replacing it with the following sentence:

     "The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and each additional Purchase Payment must be at least $1,000, unless we waive these limits.


THIS SUPPLEMENT IS NOT VALID UNLESS ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF MFS REGATTA GOLD VARIABLE AND FIXED ANNUITY, DATED MAY 1, 1999 AND SUPPLEMENTED SEPTEMBER 13, 1999, AND THE MFS/SUN LIFE SERIES TRUST PROSPECTUS DATED MAY 1, 1999. ALL PROSPECTUSES AND SUPPLEMENTS SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.

GOLDSUPP-CA/MD/TX-10/99

                                                             Rule 424(b)(3)
                                                             File No. 333-77041

                                CALIFORNIA ONLY


        SUPPLEMENT DATED OCTOBER 8, 1999 TO PROSPECTUS DATED MAY 1, 1999

                                   FUTURITY II
                           VARIABLE AND FIXED ANNUITY

             ISSUED BY SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)



         Effective October 8, 1999, no Market Value Adjustment will apply to Futurity II Annuity Contracts issued in the state of California on or after that date.


THIS SUPPLEMENT IS NOT VALID UNLESS ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS FOR FUTURITY ANNUITY, DATED MAY 1, 1999 AND SUPPLEMENTED SEPTEMBER 13, 1999. THIS SUPPLEMENT SHOULD BE READ TOGETHER WITH THE CURRENT FUTURITY II ANNUITY PROSPECTUS, ALL OF ITS SUPPLEMENTS, AND THE PROSPECTUSES FOR THE UNDERLYING MUTUAL FUNDS. ALL PROSPECTUSES AND SUPPLEMENTS SHOULD BE RETAINED FOR FUTURE REFERENCE.


FUT 199B